UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2008

Pacific Capital Bancorp
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2008, the Board of Directors of Pacific Capital Bancorp, (the “Company”), announced the appointment of John T. Olds to serve on the Company’s Board of Directors.  Mr. Olds’ term will begin on January 1, 2009.  Mr. Olds was appointed to fill an existing vacancy on the Board of Directors.  He will also serve on the Board of Directors of Pacific Capital Bank, N.A., the Company’s wholly owned banking subsidiary.

Mr. Olds most recently served as Vice Chairman and Chief Executive Officer of the Development Bank of Singapore (DBS) from 1998-2001. Olds received a BA degree from the University of Pennsylvania in 1965, and has served on the boards of numerous corporations, governmental agencies, foundations and charities throughout his career.

There is no arrangement or understanding between Mr. Olds and any other persons pursuant to which he was elected as a director. The Board of Directors is evaluating board committee assignments for Mr. Olds along with compensation arrangements.

The Company's press release announcing Mr. Olds’ appointment is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Pacific Capital Bancorp on August 4, 2008, announcing the appointment of John T. Olds to its Board of Directors.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP
Date:	August 4, 2008
/s/ Frederick W. Clough
Frederick W. Clough
Executive Vice President and
General Counsel